Exhibit 10.1

THIRD AMENDMENT AND WAIVER TO

CREDIT AGREEMENT

This Third Amendment and Waiver to Credit Agreement (the “Third Amendment and Waiver”) is made as of the 22nd day of September, 2006 by and among

SAKS INCORPORATED, a corporation organized under the laws of the State of Tennessee, having a place of business at 750 Lakeshore Parkway, Birmingham, Alabama 35211;

the LENDERS party hereto; and

BANK OF AMERICA, N.A., as successor in interest to Fleet Retail Group, LLC (f/k/a Fleet Retail Group, Inc.), as Agent for the Lenders, a national banking association, having a place of business at 40 Broad Street, Boston, Massachusetts 02109; and

CITICORP NORTH AMERICA, INC., as Syndication Agent; and

WACHOVIA BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agents

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Borrower, the Agent, the Syndication Agent, the Co-Documentation Agents and the Lenders have entered into an Amended and Restated Credit Agreement dated as of November 26, 2003 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, Fleet Retail Group, LLC (f/k/a Fleet Retail Group, Inc.) (the “Existing Agent”) has contemporaneously herewith assigned all of its right, title, and interest as a Lender under the Credit Agreement and each of the other Loan Documents to Bank of America, N.A., and the Existing Agent desires to resign as Agent hereunder and the Lenders desire to appoint Bank of America, N.A. as successor Agent; and

WHEREAS, the Borrower has advised the Agent, the Lenders, the Syndication Agent, and the Co-Documentation Agents that the Borrower intends to sell its equity interests (the “Parisian Transferred Equity”) in Parisian Stores, Inc. (f/k/a McRae’s of Alabama, Inc.), Parisian Wholesalers, Inc. (f/k/a Saks Wholesalers, Inc.) and Parisian Alabama, Inc. (together with Parisian Stores, Inc. and Parisian Wholesalers, Inc., the “Parisian Transferred Companies”) to Belk, Inc.; and

WHEREAS, the Borrower has requested that the Agent release its Lien on the Collateral owned by the Parisian Transferred Companies and release the Parisian Transferred Companies from their respective obligations under the Credit Agreement and the other Loan Documents; and

WHEREAS, the sale of the Parisian Transferred Equity without the consent of the Majority Lenders would violate Section 7.8 of the Credit Agreement, resulting in an Event of Default under Section 9.1(c) of the Credit Agreement; and

WHEREAS, the Borrower, the Agent, the Lenders, the Syndication Agent and the Co-Documentation Agents have agreed to amend certain provisions of the Credit Agreement as set forth herein in order to, among other things, permit the sale of the Parisian Transferred Equity; and

WHEREAS, the Borrower has requested that the Agent and the Majority Lenders waive, and the Agent and the Majority Lenders are willing to waive, on the terms and conditions set forth herein, the Events of Default which have arisen by virtue of (i) the Borrower’s failure to give the Agent not less than thirty (30) days prior notice to the change of name of McRae’s Stores Services, Inc. to Club Libby Lu, Inc., (ii) the Borrower’s failure to give the Agent not less than thirty (30) days prior notice to the change of name of McRae’s of Alabama, Inc. to Parisian Stores, Inc., (iii) the Borrower’s failure to give the Agent not less than thirty (30) days prior notice to the change of name of Saks Wholesalers, Inc. to Parisian Wholesalers, Inc., in each case as required under Section 5.3(f) of the Credit Agreement and (iv) the Borrower’s failure to cause Parisian Alabama, Inc. to promptly execute a joinder to the Guaranty and Security Agreement as required under Section 7.24(c) of the Credit Agreement.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendment to Article 1 to the Credit Agreement. The provisions of Section 1.3(b) of the Credit Agreement are hereby amended by deleting “180” in the twelfth line thereof and substituting “210” in its stead.

3.	Amendments to Article 7 of the Credit Agreement. The provisions of Section 7.4(a) of the Credit Agreement are hereby amended by adding the words “or in connection with the sale of the Parisian Transferred Equity in the Parisian Transferred Companies pursuant to the Parisian Sale” immediately before the period at the end thereof.

4.	Amendments to Annex A to the Credit Agreement. The provisions of Annex A to the Credit Agreement are hereby amended as follows:

a.	By adding the following new definition in appropriate alphabetical order:

“Parisian Sale” means the sale of the Parisian Transferred Equity to Belk, Inc. pursuant to, and in accordance with, the terms of a certain Stock Purchase Agreement dated as of August 1, 2006 (with such amendments, modifications or waivers to which the Agent has consented (such consent not to be unreasonably withheld or delayed and being required only to the extent such amendments, modifications or waivers are materially adverse to the Lenders (as reasonably determined by the Agent))).

“Parisian Transferred Equity” means the outstanding equity interests of the Borrower in Parisian Stores, Inc., Parisian Wholesalers, Inc. and Parisian Alabama, Inc.

“Parisian Transferred Companies” means Parisian Stores, Inc., Parisian Wholesalers, Inc. and Parisian Alabama, Inc.

b.	By deleting the definition of “Stated Termination Date” in its entirety and substituting the following in its stead:

“Stated Termination Date” means September 22, 2011.

c.	By adding the words “and the Parisian Sale” prior to the comma at the end of clause (a) of the definition of “Permitted Asset Sales.”

5.	Amendments to Schedules. Schedule I to the Security Agreement is hereby deleted in its entirety and the Schedule I attached hereto is hereby substituted in its stead.

6.	Waiver. The Agent and the Lenders constituting the Majority Lenders hereby waive the Events of Default which have arisen by virtue of (i) the Borrower’s failure to give the Agent not less than thirty (30) days prior notice to the change of name of McRae’s Stores Services, Inc. to Club Libby Lu, Inc., (ii) the Borrower’s failure to give the Agent not less than thirty (30) days prior notice to the change of name of McRae’s of Alabama, Inc. to Parisian Stores, Inc., (iii) the Borrower’s failure to give the Agent not less than thirty (30) days prior notice to the change of name of Saks Wholesalers, Inc. to Parisian Wholesalers, Inc., in each case as required under Section 5.3(f) of the Credit Agreement and (iv) the Borrower’s failure to cause Parisian Alabama, Inc. to promptly execute a joinder to the Guaranty and Security Agreement as required under Section 7.24(c) of the Credit Agreement.

7.	Release of Liens. Subject to the satisfaction of the conditions precedent set forth in Paragraph 9 of this Third Amendment and Waiver and pursuant to the provisions of Section 7.8(c) of the Credit Agreement, immediately upon the consummation of the Parisian Sale, the Agent’s Liens on the assets of the Parisian Transferred Companies which have been sold pursuant to the Parisian Sale, and all obligations of the Parisian Transferred Companies under the Credit Agreement and the other Loan Documents (including, without limitation, pursuant to the Subsidiary Guaranty), shall be automatically and unconditionally released and discharged without any further action of the Agent or the Lenders. The Agent hereby agrees to execute and to deliver to the Borrower promptly upon the Borrower’s request, such agreements, documents and instruments as may be reasonably requested by the Borrower, and prepared at the Borrower’s sole expense, including, without limitation, UCC termination statements and UCC statements of amendment, to evidence the release of the Agent’s Liens on the assets of the Parisian Transferred Companies which have been sold pursuant to the Parisian Sale and the release of the Parisian Transferred Companies of all obligations under the Credit Agreement and the other Loan Documents (including, without limitation, pursuant to the Subsidiary Guaranty).

8.	Resignation of Existing Agent and Appointment of Agent as Successor Agent. The Existing Agent hereby confirms its resignation as Agent under the Credit Agreement and each of the other Loan Documents, and the Lenders hereby appoint the Agent as successor Agent hereunder, and the Agent hereby accepts the appointment as successor Agent. The Borrower hereby consents to such appointment and the Borrower and the Lenders hereby waive the requirement under Section 12.9 of the Credit Agreement that such resignation be effective only after thirty (30) days’ prior notice. Fleet Retail Group, LLC shall execute and deliver to Bank of America, N.A. such instruments, documents, and agreements, and shall do all such things from time to time hereafter as Bank of America, N.A. reasonably may request to carry into effect the provisions and intent of the foregoing resignation and appointment. Without limiting the foregoing, with respect to all UCC-1 Financing Statements filed and naming the Borrower or any Guarantor as Debtor and naming Fleet Retail Group, LLC as Secured Party, Fleet Retail Group, LLC hereby authorizes Bank of America, N.A. to file UCC-3 Amendments replacing Fleet Retail Group, LLC as Secured Party with Bank of America, N.A.

9.	Conditions to Effectiveness. This Third Amendment and Waiver shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a.	This Third Amendment and Waiver shall have been duly executed and delivered by the Borrower, the Agent and the Lenders. The Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Third Amendment and Waiver shall have been duly and effectively taken. The Agent shall have received from the Borrower true copies of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

c.	The Borrower shall have paid the Agent all amounts due under the Amendment Fee Letter of even date herewith.

d.	With respect to the provisions of Paragraph 7 of this Third Amendment and Waiver only, the Parisian Sale shall have been consummated pursuant to the terms of the Stock Purchase Agreement dated August 1, 2006 (with such amendments, modifications or waivers to which the Agent has consented (such consent not to be unreasonably withheld or delayed and being required only to the extent such amendments, modifications or waivers are materially adverse to the Lenders (as reasonably determined by the Agent))).

e.	The Borrower shall have reimbursed the Agent for all expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees which are reimbursable in accordance with Section 13.7 of the Credit Agreement.

f.	After giving effect to this Third Amendment and Waiver, no Default or Event of Default shall have occurred and be continuing.

g.	The Borrower shall have provided such additional instruments and documents, as the Agent and their counsel may have reasonably requested.

10.	Miscellaneous.

a.	Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. After giving effect to this Third Amendment and Waiver, the Borrower hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants contained in the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower hereby acknowledges, confirms and agrees that all Collateral (subject to the provisions of Paragraph 7 of this Third Amendment and Waiver) shall continue to secure the Obligations as modified and amended pursuant to this Third Amendment and Waiver, and any future modifications, amendments, substitutions or renewals thereof.

b.	This Third Amendment and Waiver may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be as effective as delivery of a manually executed counterpart hereof.

c.	This Third Amendment and Waiver expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Third Amendment and Waiver or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Third Amendment and Waiver. Nothing contained herein shall be deemed to constitute a waiver of any other Events of Default now existing or hereafter arising under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment and Waiver to be executed and their seals to be hereto affixed as the date first above written.

SAKS INCORPORATED

By:	/s/ C. Wes Burton, Jr.
Print Name:	C. Wes Burton, Jr.
Title:	Senior Vice President and Treasurer

FLEET RETAIL GROUP, LLC, as Existing Agent

By:	/s/ Kathleen Dimock
Print Name:	Kathleen Dimock
Title:	Managing Director
BANK OF AMERICA, N.A., as Agent

By:	/s/ Kathleen Dimock
Print Name:	Kathleen Dimock
Title:	Managing Director

CITICORP NORTH AMERICA, INC.

By:	/s/ Shapleigh R. Smith
Print Name:	Shapleigh R. Smith
Title:	Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Rebecca A. Ford
Print Name:	Rebecca A. Ford
Title:	Duly Authorized Signatory

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Marc J. Breier
Print Name:	Marc J. Breier
Title:	Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ David A. Lehner
Print Name:	David A. Lehner
Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Manuel Borges
Print Name:	Manuel Borges
Title:	Vice President

WELLS FARGO FOOTHILL, LLC

By:	/s/ Juan Barrera
Print Name:	Juan Barrera
Title:	Vice President

LASALLE RETAIL FINANCE, A DIVISION OF LASALLE BUSINESS CREDIT, AS AGENT FOR STANDARD FEDERAL BANK NATIONAL ASSOCIATION

By:	/s/ Matthew Potter
Print Name:	Matthew Potter
Title:	Vice President – Account Executive

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Joseph Kwasny
Print Name:	Joseph Kwasny
Title:	Director

AMSOUTH BANK

By:	/s/ Frank Marsicano
Print Name:	Frank Marsicano
Title:	Attorney-in-Fact

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Verold Slutsky
Print Name:	Verold Slutsky
Title:	Vice President

SIEMENS FINANCIAL SERVICES, INC.

By:	/s/ Uri Sky
Print Name:	Uri Sky
Title:	Vice President – Credit

UBS AG, STAMFORD BRANCH

By:	/s/ Richard A. Touron
Print Name:	Richard A. Touron
Title:	Director

By:	/s/ Irja R. Otsa
Print Name:	Irja R. Otsa
Title:	Associate Director

HSBC BUSINESS CREDIT (USA), INC.

By:	/s/ Amanda O’Brien
Print Name:	Amanda O’Brien
Title:	Assistant Vice President

UPS CAPITAL CORPORATION

By:	/s/ Michael O’Neal
Print Name:	Michael O’Neal
Title:	Senior Credit Officer

FIRST COMMERCIAL BANK

By:	/s/ James W. Brunstad
Print Name:	James W. Brunstad
Title:	Senior Vice President